                                                                    EXHIBIT 10.3

                             EMPLOYMENT AGREEMENT

     Made on the 14th day of April, 1999 by and between American Home Mortgage Corp., 12 E. 49th Street, New York, NY, 10017 (the "Employer") and Nicholas P. Rizzetta, 2 Beverly Place, Larchmont, NY 10538 (the "Employee").

     WHEREAS, the Employer is engaged in business as a mortgage banker; and

     WHEREAS, the Employee seeks employment with the Employer as a Chief Financial Officer, Treasury;

     Now, therefore, in consideration of the mutual promises set forth herein,

     IT IS AGREED, by and between the Employer and the Employee as follows:

     1.  Employment.  The Employer hereby employs the Employee, and the Employee
         ----------
hereby accepts employment upon the terms and conditions of this Agreement.

     2.  Duties.  The Employee shall perform services for the Employer as a
         ------
Chief Financial Officer, Treasury, and shall have such duties as are customary for a Chief Financial Officer, Treasury in the mortgage banking business, through the precise manner in which those duties are to be performed and their extent and the precise title of the Employee will rest within the sole discretion of the Employer. The Employee shall devote his entire time, attention and energy in furtherance of the business of the Employer, and shall not engage in any other business activity during the term of this Agreement.

     3.  Term.  The term of this Agreement shall commence on May 1, 1999 and
         ----
shall continue until terminated by either party upon three weeks written notice to the other party. Notwithstanding the above, this Agreement shall terminate immediately if the Employee commits an illegal or unethical act.

     4.  Compensation
         ------------

     A.  Annual Salary
         -------------

The Employer shall pay the Employee for all services rendered a salary of $140,000 per year. The Employer will provide the Employee medical benefits.
                                                           ----------------
The medical benefits will be the Employer's standard company benefits as may be
                                            -------------------------
amended from time to time.

[EMPLOYER INITIALS APPEAR HERE]                  [EMPLOYEE INITIALS APPEAR HERE]

        B. Discretionary Bonus
           -------------------

The Employer will pay the Employee an annual Discretionary Bonus of up to $30,000. The actual amount of this bonus will be at the discreation of the President of American Home Mortgage. For the calendar year 1999, the amount of this bonus will be 75% of what it otherwise would have been to account for the fact that the Employee will only work approximately 1/4 of a year at the Employer.

        C. Financial Performance Bonus
           ---------------------------

The Employer will pay the Employee a bonus based upon the financial performance of American Home Mortgage. The Performance Bonus for the year 1999 will be based upon the financial performance in the 2nd, 3rd, and 4th quarter of 1999. The Performance Bonus for the in all future years will be based upon the financial performance in the 1st, 2nd, 3rd, and 4th quarter of that year. The level of financial performance and corresponding bonus are as follows:

        If American Home Mortgage
        Annual pretax income is                 Then the bonus paid to
        at least:                               the Employee will be:
        -------------------------               -------------------------

        90% of Plan                             $7,500
        100% of Plan                            $15,000
        110% of Plan                            $22,500
        120% of Plan                            $30,000

        5. Expenses The employer will pay the reasonable expenses of the
           --------
Employee in accordance with its policy for acceptable expenses which may be amended from time to time. The Employee will submit a report of expenses incurred on a monthly basis. The Employer will pay the Employee a monthly car allowance of $450.00.

        6. Waiver No waiver by the Employer of a breach of any provision of this
           ------
Agreement by the Employee shall operate or be construed as a waiver of any subsequent breach by the Employee. No waiver shall be valid unless it is in writing signed by the Employer.

        7. Assignment The Employee acknowledges that his services are unique and
           ----------
personal, and that he may not assign his rights or delegate his duties hereunder. This Agreement shall inure to the benefit of any successor or assign of the Employer.

        8. Applicable Law. This Agreement shall be construed in accordance with
           --------------
the laws of the State of New York for agreements entered into and to be wholly preformed therein.


      Employer Initials [INITIALS APPEAR HERE]
                        ----------------------

      Employee Initials [INITIALS APPEAR HERE]             Page 2 of 3
                        ----------------------

      9.  Entire Agreement.   This Agreement supercedes all prior agreements,
          ----------------
and contains the entire understanding of the parties hereto. It may only be modified in writing signed by the Employer.




                         American Home Mortgage Corp.
                         dba American Brokers Conduit



                         By: /s/ Michael Strauss
                            ---------------------------------------------
                            Michael Strauss, President


                             /s/ Nicholas P. Rizzetta           4/14/99
                            ---------------------------------------------
                            Nicholas P. Rizzetta

                               LETTER AGREEMENT
                         AMENDING EMPLOYMENT AGREEMENT



August 26, 1999



Dear Mr. Rizzetta:


Reference is hereby made to your employment agreement, dated April 14, 1999 (the "Employment Agreement"), with American Home Mortgage Corp. (the "Company"). This letter agreement amends certain provisions of your Employment Agreement as follows:


        Your title shall be                Chief Financial Officer
        Your 1999 base salary shall be     $140,000.00
        Your bonus for 1999 shall be       $150,000.00
        Your bonus for 2000 shall be       $150,000.00

In addition, upon completion of the initial public offering of American Home Mortgage Holdings, Inc. ("AHM"), you shall receive options to purchase such number of shares of AHM Common Stock as is determined by dividing $150,000.00 by the initial public offering price per share of AHM Common Stock. Your options will be subject to the terms and conditions of the 1999 Omnibus Stock Incentive Plan of AHM and will vest on the closing of the second anniversary of AHM's initial public offering.

Other than the amendments expressly set forth herein, the terms of your Employment Agreement shall remain in full force and effect.

Kindly acknowledge your acceptance of the terms of this letter agreement by signing below and returning the signed original to the Company. Please keep a copy of this letter agreement for your files.



Sincerely yours,


/s/ Michael Strauss
- -----------------------------
Michael Strauss
President and CEO



                                                    Acknowledged and Accepted:



                                                    /s/ Nicholas P. Rizzetta
                                                    ----------------------------
                                                        Nicholas P. Rizzetta